CERTIFICATE OF OWNERSHIP

OF

SFH I ACQUISITION CORP.
(a Delaware corporation)

AND

PROTECH GLOBAL HOLDINGS CORP.
(a Delaware corporation)

UNDER SECTION 253 OF THE GENERAL CORPORATION LAW

OF THE STATE OF DELAWARE

The undersigned corporations organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DO HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

NAME	STATE OF INCORPORATION

SFH I Acquisition Corp.	Delaware

Protech Global Holdings Corp	Delaware

SECOND: That 100% of the outstanding stock of Protech Global Holdings Corp. is owned by SFH I Acquisition Corp.

THIRD: That the name of the surviving corporation of the merger is SFH I Acquisition Corp., which will continue its existence as said surviving corporation under the name Protech Global Holdings Corp.

FOURTH: That the Certificate of Incorporation of SFH I Acquisition Corp., a Delaware corporation, the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation, except that article FIRST relating to the name shall be struck and shall be substituted in lieu therefor the following article:

“FIRST: The name of the corporation is Protech Global Holdings Corp.”

FOURTH: That the members of the Board of Directors of SFH I Acquisition Corp. unanimously adopted the following resolution by written consent on the 18th day of November, 2008:

RESOLVED, Corporation's wholly-owned subsidiary, Protech Global Holdings Corp., be merged with and into the Corporation, and that upon the filing of the appropriate Certificate of Ownership with the Secretary of State of the State of Delaware, the Corporation's name shall be changed to ProTech Global Holdings Corp.

FIFTH: This merger shall be effective on November 18, 2008.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this 18th day of November, 2008.

SFH I ACQUISITION CORP.

By: /s/ Sanjiw Kumar Singh Name: Sanjiw Kumar Singh Title: Chief Executive Officer and President

PROTECH GLOBAL HOLDINGS CORP.

By: /s/ Sanjiw Kumar Singh Name: Sanjiw Kumar Singh Title: Chief Executive Officer